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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

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Frederick County Bancorp, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FREDERICK COUNTY BANCORP, INC.
7 North Market Street
Frederick, Maryland 21701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held April 13, 2010

To the Shareholders of Frederick County Bancorp, Inc.:

        The Annual Meeting of Shareholders of Frederick County Bancorp, Inc. will be held at:

Dutch's Daughter
581 Himes Avenue
Frederick, Maryland

on April 13, 2010 at 7:00 p.m. for the following purposes:

  (1)
  To elect eleven (11) directors to serve until their successors are duly elected and qualified.

  (2)
  To ratify the appointment of Stegman & Company as the independent public accounting firm to perform the audit of the Company's 2010 Consolidated Financial Statements

  (3)
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Shareholders of record as of the close of business on February 5, 2010 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the meeting.

By Order of the Board of Directors
FREDERICK COUNTY BANCORP, INC.
Raymond Raedy Secretary

Frederick, Maryland
March 5, 2010

        Please sign, date and return your proxy promptly, whether or not you plan to attend the meeting in person. No postage is required if mailed in the United States in the enclosed envelope. If you attend the meeting, you may, if you desire, revoke your proxy and vote in person. If your shares are not registered in your name, you will need additional information from your recordholder in order to vote in person.

FREDERICK COUNTY BANCORP, INC.
7 North Market Street
Frederick, MD 21701

ANNUAL MEETING OF SHAREHOLDERS
Proxy Statement

        This proxy statement is being sent to shareholders of Frederick County Bancorp, Inc., a Maryland corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held at 7:00 p.m. on April 13, 2010 (the "Meeting"), and at any adjournment or postponement of the Meeting. The purposes of the Meeting are:

  (1)
  To elect eleven (11) directors to serve until their successors are duly elected and qualified.

  (2)
  To ratify the appointment of Stegman & Company as the independent public accounting firm to perform the audit of the Company's 2010 Consolidated Financial Statements.

  (3)
  To transact such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting.

        The Meeting will be held at:

Dutch's Daughter
581 Himes Avenue
Frederick, Maryland

        This proxy statement and proxy card are being sent to shareholders of the Company on or about March 5, 2010. A copy of our Annual Report on Form 10-K for the year ended December 31, 2009, which includes our audited financial statements, also accompanies this proxy statement.

VOTING RIGHTS AND PROXIES

Voting Rights

        Only shareholders of record at the close of business on February 5, 2010 will be entitled to notice of and to vote at the Meeting or any adjournment or postponement of the Meeting. On that date, there were 1,461,802 shares of our common stock, par value $0.01 per share, outstanding, held by approximately 650 shareholders of record. The common stock is the only class of the Company's stock of which shares are outstanding. Each share of common stock is entitled to one vote on all matters submitted to a vote of the shareholders. Shareholders do not have the right to cumulate votes in the election of directors. The presence at the Meeting, in person or by proxy, of not less than a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum.

Proxies

        Properly executed proxies which are received by the Company in time to be voted at the Meeting will be voted as specified by the shareholder giving the proxy. In the absence of specific instructions, proxies received will be voted FOR the election of the nominees for election as directors, and FOR ratification of the appointment of Stegman & Company. Management does not know of any matters other than those described in this proxy statement that will be brought before the Meeting. If other matters are properly brought before the Meeting, the persons named in the proxy intend to vote the shares to which the proxies relate in accordance with their best judgment.

        The judges of election appointed by the Board of Directors for the Meeting will determine the presence of a quorum and will tabulate the votes cast at the Meeting. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the vote of shareholders. If a broker indicates that he or she does not have discretionary authority to vote any shares of common stock on a particular matter, such shares will be treated as present for general quorum purposes, but will not be considered as present or voted with respect to that matter. As a result of changes in the rules of the New York Stock Exchange applicable to its member brokerage firms, we expect that brokers will not vote shares on the election of directors unless they receive instructions from the beneficial owners of the shares they hold. If you hold your shares through a bank or broker, it is extremely important that you instruct your record holder how to vote your shares.

        Please sign, date, mark and promptly return the enclosed proxy in the postage paid envelope provided for this purpose in order to assure that your shares are voted. You may revoke your proxy at any time before it is voted at the Meeting:

  •
  by granting a later proxy with respect to the same shares;

  •
  by sending written notice to Raymond Raedy, Secretary of the Company, at the address noted above, at any time prior to the proxy being voted; or

  •
  by voting in person at the Meeting.

        Attendance at the Meeting will not, in itself, revoke a proxy. If your shares are held in the name of your bank or broker, you will need additional documentation from your record holder to vote in person at the meeting. Please see the voting form provided by your recordholder for additional information regarding the voting of your shares.

        Many shareholders whose shares are held in an account at a brokerage firm or bank will have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Shareholders should check the voting form or instructions provided by their recordholder to see which options are available. Shareholders submitting proxies or voting instructions electronically should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that would be borne by the shareholder. To revoke a proxy previously submitted electronically, a shareholder may simply submit a new proxy at a later date before the taking of the vote at the Meeting, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.

        Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 13, 2010. This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2009 are also available online at http://www.cfpproxy.com/5525.

 VOTING SECURITIES AND PRINCIPAL HOLDERS

        The following table sets forth certain information as of February 5, 2010 concerning the number and percentage of shares of the Company's common stock beneficially owned by its directors, nominees for director, and executive officers for whom compensation information is included in this proxy statement, and by its directors and executive officers as a group. Except as otherwise indicated, all shares are owned directly, the named person possesses sole voting and sole investment power with respect to all such shares, and none of such shares are pledged as security. Except as indicated below, the Company knows of no other person or persons, other than street name nominee owners, who, beneficially or of record, own in excess of five percent of the Company's common stock. Further, the Company is not aware of any arrangement, which at a subsequent date may result in a change of control of the Company.

Name	Age	Year First Elected Director(1)	Number of Shares Beneficially Owned(2)		Percentage of Class Beneficially Owned(3)
Directors
Emil D. Bennett	63	2002	37,800		2.59%
John N. Burdette	82	2001	42,420	(4)	2.88%
J. Denham Crum	64	2001	36,920	(5)	2.51%
George E. Dredden, Jr.	80	2001	4,400	(6)	0.30%
William S. Fout	70	2001	32,620	(7)	2.21%
Helen G. Hahn	73	2004	1,500		0.10%
William J. Kissner	69	2001	63,220	(8)	4.29%
Martin S. Lapera	57	2001	114,728	(9)	7.73%
9 North Market Street Frederick, Maryland 21701
Kenneth G. McCombs	70	2001	59,171	(10)	4.02%
Farhad Memarsadeghi	64	2002	63,600	(11)	4.35%
Raymond Raedy	69	2001	50,457	(12)	3.42%
Executive Officers
William R. Talley, Jr.	54	N/A	37,994	(13)	2.57%
All directors and executive officers as a group (12 persons)			544,830	(14)	34.63%

(1)
Includes service as a director of the Bank prior to formation of the Company.

(2)
In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock with respect to which he or she has sole or shared voting and/or investment power, including any shares which he or she has the right to acquire within 60 days. The table includes shares owned by spouses, other immediate family members, in trust, shares held in retirement accounts or retirement funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table possess voting and investment power. Certain shares beneficially owned by the Company's directors and executive officers may be held in accounts with third party firms, where such shares may from time to time be subject to a security interest for margin credit provided in accordance with such firm's policies.

(3)
Based on 1,461,802 shares outstanding as of February 5, 2010, except with respect to persons holding options to acquire common stock exercisable within sixty days of that date, in which event represents percentage of shares issued and outstanding plus the number of such options held by such person, and all directors and officers as a group, which represents percentage of shares outstanding plus the number of such options held by all such persons as a group.

(4)
The shares attributable to Mr. Burdette include 7,000 shares held in trust as to which he has voting and investment power. Also included in the total shares owned are options, currently exercisable, to purchase 11,920 shares of the Company's common stock.

(5)
The shares attributed to Mr. Crum include 16,000 shares as to which Mr. Crum shares voting and investment power with his wife, and 9,000 shares held in trust as to which Mr. Crum has voting and investment power. Also included in the total shares owned are options, currently exercisable, to purchase 11,920 shares of the Company's common stock.

(6)
The shares attributed to Mr. Dredden include 3,150 shares as to which Mr. Dredden shares voting and investment power with his wife. Also included in the total shares owned are options, currently exercisable, to purchase 1,250 shares of the Company's common stock.

(7)
The shares attributed to Mr. Fout include 3,500 shares as to which Mr. Fout shares voting and investment power with his wife and 2,000 shares owned by his wife as to which Mr. Fout disclaims beneficial ownership. Also included in the total shares owned are options, currently exercisable, to purchase 11,920 shares of the Company's common stock.

(8)
The shares attributed to Mr. Kissner include 21,000 shares held in trust as to which Mr. Kissner has voting and investment power and 30,000 shares owned by Mr. Kissner's wife, as to the latter of which Mr. Kissner disclaims beneficial ownership. Also included in the total shares owned are options, currently exercisable, to purchase 11,920 shares of the Company's common stock.

(9)
The shares attributed to Mr. Lapera include 51,258 shares as to which Mr. Lapera shares voting and investment power with his wife, 15,700 shares owned by Mr. Lapera's wife and 750 shares owned by Mr. Lapera's wife with their daughter, both of the latter two items as to which Mr. Lapera disclaims beneficial ownership. Also included in the total shares owned are options, currently exercisable, to purchase 21,920 shares of the Company's common stock.

(10)
The shares attributed to Mr. McCombs include 47,251 shares as to which Mr. McCombs shares voting and investment power with his wife. Also included in the total shares owned are options, currently exercisable, to purchase 11,920 shares of the Company's common stock.

(11)
The shares attributed to Mr. Memarsadeghi include 31,300 shares owned by Mr. Memarsadeghi's wife and 8,000 shares owned by his daughters, as to all of which Mr. Memarsadeghi disclaims beneficial ownership.

(12)
The shares attributed to Mr. Raedy include 31,944 shares as to which Mr. Raedy shares voting and investment powers with his wife and their sons and 1,614 shares owned by Mr. Raedy's wife, as to which Mr. Raedy disclaims beneficial ownership. Also included in the total shares owned are options, currently exercisable, to purchase 11,920 shares of the Company's common stock.

(13)
The shares attributed to Mr. Talley include 11,524 shares as to which Mr. Talley shares voting and investment power with his wife and 3,800 shares owned by Mr. Talley's wife. Also included in the total shares owned are options, currently exercisable, to purchase 16,920 shares of the Company's common stock.

(14)
Includes options, currently exercisable, to purchase an aggregate of 111,610 shares of common stock.

 PROPOSAL 1—ELECTION OF DIRECTORS

        Eleven (11) directors will be elected at the Meeting for a one-year period until the 2011 Annual Meeting of Shareholders and until their successors have been elected and qualified. Unless authority is withheld, all proxies in response to this solicitation will be voted for the election of the nominees listed below. Each nominee has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the proxy holders named therein. Each of the nominees for election as director currently serves as a director, and has served as a director since the Company became the holding company for Frederick County Bank (the "Bank"), except for Mrs. Hahn, who became a director in July 2004. The term of service indicated for each director includes service as a director of the Bank before the holding company was established.

        The Board of Directors has determined that each director other than Mr. Lapera is an "independent director" as that term is defined in Rule 5605(a)(2) of The NASDAQ Stock Market (the "NASDAQ"). In making this determination, the Board of Directors was aware of and considered the loan and deposit relationships with directors and their related interests which the Company enters into in the ordinary course of its business, and the lease and consulting arrangements which are disclosed under "Transactions with Related Parties" in this proxy statement.

        Vote Required and Recommendation of the Board of Directors.    Nominees receiving a plurality of the votes cast at the Meeting in the election of directors will be elected as directors in the order of the number of votes received. The Board of Directors recommends that shareholders vote FOR each of the nominees for election to the Board of Directors.

Nominees for Election as Directors

        Set forth below is certain information concerning the nominees for election as director of the Company. Except as otherwise indicated, the occupation listed has been such person's principal occupation for at least the last five years.

        Emil D. Bennett.    Mr. Bennett is currently President and owner of Rock Creek Realty, a full-service real estate firm headquartered in Thurmont, Maryland. Mr. Bennett is currently on the Board of Directors of Mt. Olivet Cemetery and Vice President of Lorelei II Condo Associates in Ocean City. He is very involved in the local community and the National Association of Realtors. Mr. Bennett's director qualifications include his tenure on the Company's board of directors since 2002, which includes training on an annual basis.

        John N. Burdette.    Mr. Burdette is a principal in the Frederick, Maryland, law firm of Offutt, Horman, Burdette, P.A., where his practice concentrates on Federal tax law, estate planning, and probate administration. He joined Offutt, Horman, & Burdette in 1983 following retirement as a Senior Executive from the Internal Revenue Service. Mr. Burdette received degrees in accounting and law from the University of Baltimore, and is a member of the Maryland Bar. He has served as a Director of several tax-exempt corporations; and is a member of the Rotary Club of Frederick.            Mr. Burdette's director qualifications include his tenure on the Company's and the Bank's board of directors since inception of the Bank in 2001, which includes training on an annual basis, his position as a prior board member of the QUADS Trust Company, in addition to his community contacts.

        J. Denham Crum.    Mr. Crum is Owner/Manager of Crumland Farms, LLC, Frederick, Maryland, a family business, which he joined in 1968. After graduating from Frederick High School, he attended Frederick Community College, and received his B.S. in Dairy Science from Iowa State University. Mr. Crum has been involved in many farm organizations, including the Farm Bureau, Capital Milk Producers, Maryland Virginia Milk Producers Coop, and the Holstein Freisian Council. His club memberships include the Rotary Club of Frederick, Frederick Jaycees (Director), Frederick Catoctin Club (Director), and Frederick Elks. Mr. Crum has served on the local and corporate boards of the Homewood Retirement Centers and has volunteered his time with the Frederick Community Foundation. He is a member of the Frederick County Planning Commission. He also has served on the Banner School Board, was active in the PTA of Monocacy Middle and Thomas Johnson High Schools,

and has volunteered for many church youth activities. Mr. Crum's director qualifications include his tenure on the Company's and the Bank's board of directors since inception of the Bank in 2001, which includes training on an annual basis, in addition to his community contacts.

        George E. Dredden, Jr.    Mr. Dredden is the former Owner and Publisher of The County Globe Newspaper. After 35 years as a Federal Government Manager, he started Sussex Group, LLC, a management consulting firm. He is currently Chairman of the Audit Committee for the Episcopal Ministries to the Aging, Inc., as well as a member of the Board of Trustees, member of the Copper Ridge Inc. Board of Directors, and a member of the Frederick County Office of Economic Development Business Development Advisory Council. He is a past President of the Chamber of Commerce of Frederick County, and past Secretary of the Frederick Memorial Heath Care System. Mr. Dredden is a member of St. John the Evangelist Catholic Church in Frederick, Maryland; he also is a member of the Church's Finance Committee and a member of the Frederick Rotary Club. Mr. Dredden's director qualifications include his tenure on the Company's and the Bank's board of directors since inception of the Bank in 2001, which includes training on an annual basis, his tenure on the First Bank of Frederick board of directors, in addition to his community contacts.

        William S. Fout.    Until 2007, Mr. Fout was the President of William S. Fout, Inc., Frederick, Maryland, a crane and rigging service, which he founded in 1973. He is a graduate of Frederick High School and of the Virginia Military Institute with a Bachelor of Science degree in Civil Engineering. Mr. Fout is a Fellow member of the American Society of Civil Engineers and is a registered engineer in both Maryland and Virginia. From 1969 through 1979, he served as the Frederick County Highway Engineer. Mr. Fout was a member of the Frederick County Planning Commission from 1983-1993, acting as chairman during 1993. He currently serves as President of the WSF Family LLLP, a local real estate investment entity. Mr. Fout's director qualifications include his tenure on the Company's and the Bank's board of directors since inception of the Bank in 2001, which includes training on an annual basis, in addition to his community contacts.

        Helen G. Hahn.    Mrs. Hahn has 35 years of banking experience in local community banking, starting her career as a courier with Frederick County National Bank (FCNB) and ultimately reaching the position of Senior Vice President of Operations with FCNB Bank before her retirement in 2001. She is currently employed as Treasurer for the Evangelical Lutheran Church in Frederick. She is also a member of the Board of Directors of The Loats Foundation, which provides scholarship assistance to students attending area colleges and universities. Mrs. Hahn's involvement in the local community includes many years of service on the United Way's Allocation Committees. She is a member of the Evangelical Lutheran Church, where she is an active participant in the music ministry of the church. Mrs. Hahn resides in Frederick County. Mrs. Hahn's director qualifications include her tenure on the Company's and Bank's board of directors since 2004, which includes training on an annual basis, her banking experience as noted above, in addition to her community contacts.

        William J. Kissner.    Mr. Kissner is a 50% owner and the Vice President, Engineering of Miscellaneous Metals, Inc., Frederick, Maryland, a steel fabrication and erection business, which he co-founded in 1977. He attended the Columbia Technical School of Arlington, Virginia and the Washington School of Drafting, in Washington, DC. Miscellaneous Metals, Inc. employs 165 people and has annual sales of $22 million. Mr. Kissner's director qualifications include his tenure on the Company's and Bank's board of directors since inception of the Bank in 2001, which includes training on an annual basis, in addition to his community contacts.

        Martin S. Lapera.    Mr. Lapera, a resident of Frederick County, Maryland, is President and Chief Executive Officer of the Company. Mr. Lapera was Executive Vice President of FCNB Corp, Frederick, Maryland, until its acquisition by BB&T Corporation in January 2001, and Executive Vice President, Chief Operating Officer and Chief Lending Officer of FCNB Bank, its $1.6 billion subsidiary, and Senior Vice President and Senior Credit Officer of the Potomac region of BB&T Bank (comprised primarily of Frederick County), until May 2001. Prior to joining FCNB Bank in 1985, Mr. Lapera was Vice President of First National Bank of Maryland. Mr. Lapera received a degree in Business from Towson State University and an MBA from the University of Baltimore.

        Kenneth G. McCombs.    Mr. McCombs is a 50% owner and President of Miscellaneous Metals, Inc., Frederick, Maryland, a steel fabrication and erection business, which he co-founded in 1977. He attended the Columbia Technical School of Arlington, Virginia and the Washington School of Drafting, in Washington, DC. Miscellaneous Metals, Inc. employs 165 people and has annual sales of $22 million. Mr. McCombs' director qualifications include his tenure on the Company's and the Bank's board of directors since inception of the Bank in 2001, which includes training on an annual basis, in addition to his community contacts.

        Farhad Memarsadeghi.    Mr. Memarsadeghi is currently Chief Executive Officer and owner of Admar Custom Homes, Inc., President of Memar Corp. (formerly Admar Construction, Inc.) and a general partner in several affiliated partnerships. Mr. Memarsadeghi moved to Maryland in 1979 and established Admar Construction, Inc. During the past, 27 years, Mr. Memarsadeghi and his firms have developed several subdivisions and hundreds of residential units in and around Frederick and Washington Counties in Maryland. He graduated from Tehran University with a Master's Degree in Architecture. He is very involved in the local community, and is currently a member of the National Association of Home Builders. Mr. Memarsadeghi's director qualifications include his tenure on the Company's and Bank's board of directors since 2002, which includes training on an annual basis, in addition to his community contacts.

        Raymond Raedy.    Mr. Raedy is the primary organizer of the Company. He is an investor and business owner. Since 1980, Mr. Raedy has owned several businesses. He currently is a partner in one pharmacy and owns a real estate investment firm. He is a graduate of the University of Notre Dame and the Washington College of Law at the American University. He is a member of the Maryland Bar, but has not engaged in the practice of law since 1983. Mr. Raedy has held positions at the American Enterprise Institute, the Republican National Committee, the Maryland Legislature, and the United States Senate in the Sergeant at Arms Office. He has been Counsel to the National Society of Public Accountants, the Health Insurance Association of America, the American Bankers Associations, and an insurance brokerage firm, Alexander & Alexander. Mr. Raedy has been a lector at his church and served as President of the Rotary Club of Frederick, Maryland. Mr. Raedy's director qualifications include his tenure on the Company's and Bank's board of directors since inception in 2001, which includes training on an annual basis, in addition to his community contacts.

Executive Officers who are not Directors

        William R. Talley, Jr.    Mr. Talley, Executive Vice President and Chief Financial Officer of the Company and the Bank, was previously Senior Vice President and Chief Financial Officer of the Bank. Prior to joining the Bank he was Comptroller and Assistant Treasurer of FCNB Corp, Frederick, Maryland, until its acquisition by BB&T Corporation in January 2001, and Senior Vice President and Comptroller of FCNB Bank, its $1.6 billion subsidiary, until the merger of FCNB Bank into BB&T Bank in March 2001. He received his BS in Accounting from Mount Saint Mary's College and is a member of the American Institute of Certified Public Accountants. He is also the Treasurer and Chair of the Finance Committee for the Board of Trustees for the Frederick Community College Foundation, a member of Investment Committee of the Board of Trustees for the Record Street Home for the Aged, Treasurer of Rotary International District 7620 and a member of the Rotary Club of Carroll Creek.

Meetings, Committees and Procedures of the Board of Directors

        Meetings.    The Board of Directors of the Company met twelve times (12) during 2009. All members of the Board of Directors, except for Mr. Dredden, attended at least 75% of the meetings held by the Board of Directors and by all committees on which such member served during the 2009 fiscal year or any portion thereof.

        Audit Committee.    The Board of Directors has a standing Audit Committee. The Audit Committee assists the Board of Directors of the Company in exercising its fiduciary responsibilities for oversight of audit and related matters, including corporate accounting, internal controls and regulatory compliance. Its duties include: monitoring the Company's internal controls and procedures; recommending the selection of the independent registered public accounting firm; reviewing the scope of audits conducted by the independent registered public accounting firm, as well as the results of their audits; and reviewing policies relating to compliance with applicable banking and other laws. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is included as Attachment A to this proxy statement. The Audit Committee is currently comprised of Messrs. Dredden, Fout, Kissner (Chairman) and Memarsadeghi. Each of the members of the Audit Committee is independent, as determined under NASDAQ Rule 5605(a)(2) and Rule 5605(c)(2)(A). During the 2009 fiscal year, the Audit Committee met four (4) times.

        The audit committee is also responsible for the pre-approval of all non-audit services provided by the Company's independent registered public accounting firm. Non-audit services are only provided by the Company's auditors to the extent permitted by law. Pre-approval is required unless a "de minimus" exception is met. To qualify for the "de minimus" exception, the aggregate amount of all such services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent registered public accounting firm during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the committee and approved prior to the completion of the audit by the committee or by one or more members of the committee to whom authority to grant such approval has been delegated by the committee.

        The Company does not currently have a director serving on the audit committee who it believes is an audit committee financial expert. It is the Company's desire to have its audit committee members to be not only independent, within the meaning of NASDAQ Rule 5605, but also to be free of any financial or other relationships with the Company which are permitted under that definition, other than service on the Board of Directors and committees, share ownership and ordinary course banking relationships. The Board of Directors does not currently have any members who would qualify as an audit committee financial expert, and who meets this additional standard. While the Company is not averse to having a person who qualifies as an audit committee financial expert serving on the audit committee, it does not intend to appoint a new director solely for this purpose if such person would not also have the other qualities necessary or desirable for a successful director.

        Nominating Committee.    The Board of Directors has a standing Corporate Governance and Compensation Committee which performs the functions of the nominating committee and recommends nominees for election as director to the Board of Directors. The committee is currently comprised of Mrs. Hahn and Messrs. Bennett (Chairman), Crum and McCombs. All of the members of the Corporate Governance and Compensation Committee are independent directors within the meaning of NASDAQ Rule 5605(a)(2). The committee, which met six (6) times in 2009, does not have a charter.

        To date, the operations and management of the Company have not required the expansion of the Board of Directors, other than in connection with the election of Mrs. Hahn to replace a deceased director, and as such, the Board has not developed a formal policy for the identification or evaluation of nominees. In general, if the Board determined that expansion of the Board or replacement of a director was necessary or appropriate, the Board expects that it would review, through candidate interviews with members of the Board and management, consultation with the candidate's associates and through other means, a candidate's honesty, integrity, reputation in and commitment to the community, judgment, personality and thinking style, willingness to invest in the Company, residence, willingness to devote the necessary time, potential conflicts of interest, independence, understanding of financial statements and issues, and the willingness and ability to engage in meaningful and constructive discussion regarding Company issues. The Board would review any special expertise, for example, expertise that qualifies a person as an audit committee financial expert, and membership or influence in a particular geographic or business target market, or other relevant business experience. The Board of Directors has not established a specific diversity component in its consideration of candidates for director. The Company's Board has always had members of both sexes, and members of a variety of races, ethnicities and cultural backgrounds.

        The committee will consider director candidates nominated by shareholders during such times as the Company is actively considering obtaining new directors. Candidates recommended by shareholders will be evaluated, on the same basis as candidates proposed by the Board or other sources, by reviewing, through candidate interviews with members of the Board and management, consultation with the candidate's associates and through other means, a candidate's honesty, integrity, reputation in and commitment to the community, judgment, personality, and thinking style, willingness to invest in the Company, residence, willingness to devote the necessary time, potential conflicts of interest, independence, understanding of financial statements and issues, and the willingness and ability to engage in meaningful and constructive discussion regarding Company issues. The committee would also review any special expertise, for example, expertise that qualifies a person as an audit committee financial expert, and membership or influence in a particular geographic or business target market, or other relevant business experience.

        The Board will consider director candidates nominated by shareholders during such times as the Company is actively considering obtaining new directors. Shareholders who want to suggest a candidate for consideration should send a letter, addressed to:

    Chairman
    Corporate Governance & Compensation Committee
    Frederick County Bancorp, Inc.
    P.O. Box 1100
    Frederick, MD 21702-0100

        The letter must include the following: (1) a statement that the writer is a shareholder and is proposing a candidate for consideration; (2) the name and contact information for the candidate; (3) a statement of the candidate's business and educational experience; (4) information regarding the candidate's qualifications to be director; (5) information regarding any relationship or understanding between the proposing shareholder and the candidate; and (6) a statement that the candidate is willing to be considered and willing to serve as director if nominated and elected. Because of the limited resources of the Company and the limited occasion to seek additional directors, there is no assurance that: all shareholder proposed candidates will be fully considered, all candidates will be considered equally, or the proponent of any candidate or the proposed candidate will be contacted by the Chairman, and no undertaking to do so is implied by the willingness to consider candidates proposed by shareholders. Nominations must be received by November 1 to be considered for director elections to be held the following year. To date, the Company has not paid any fee to any third party to identify or evaluate, or to assist it in identifying or evaluating, potential nominees.

        Compensation Committee.    The Corporate Governance and Compensation Committee performs the function of a compensation committee. The Committee is responsible for making recommendations to the Board of Directors regarding executive compensation, and options and incentive compensation awards and plans. Final determinations regarding executive officer compensation and option and incentive compensation awards are made by the independent members of the Board of Directors. The Board of Directors sets compensation levels for directors. To date, no compensation consultant has been engaged to assist the Committee or the Board of Directors in connection with establishing executive compensation.

        The Chief Executive Officer makes recommendation to the Committee regarding the level of compensation of the Chief Financial Officer. The Chief Executive Officer and Chief Financial Officer recommend performance targets for purposes of the Company's annual incentive payments.

        Compensation Committee Interlocks and Insider Participation.    No member of the Corporate Governance and Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of the Corporate Governance and Compensation Committee. Except for loans and deposit transactions in the ordinary course of business made on substantially the same terms, including interest rates and collateral, as those for comparable transactions with unaffiliated parties, and not presenting more than the normal risk of collectability or other unfavorable features, no member of the Corporate Governance and Compensation Committee or any of their related interests has any material interest in any transaction involving more than $120,000 to which the Company is a party.

        Board Leadership Structure and Risk Oversight Role.    The role of Chairman of the Board of Directors and President/Chief Executive Officer of the Company are not currently held by the same person. The Chairman of the Board has never been an officer or employee of the Company or the Bank. The foregoing structure is not mandated by any provision of law or our articles of incorporation or bylaws, but the Board of Directors currently believes that this structure provides for an appropriate balance of authority between management and the Board. The Board of Directors reserves the right to establish a different structure in the future.

        The Board of Directors of the Company, all of the members of which are also members of the Board of Directors of the Bank, is actively involved in the Company's and Bank's risk oversight activities, through the work of numerous committees of the Company and Bank, and the policy approval function of the Board of Directors of the Bank.

        Shareholders Communications with Board.    Any shareholder is free to communicate in writing with the Board of Directors on matters pertaining to the Company by addressing their comments to:

    Chairman of the Board
    Frederick County Bancorp, Inc.
    P.O. Box 1100
    Frederick, MD 21702-0100

        Your letter must state you are a shareholder. The nature of the communication will determine to whom your letter will be forwarded. Based on the nature of the communication, there is no assurance that all communications will receive a response.

        Director Attendance at the Annual Meeting.    It is the policy of the Company that all directors should attend each annual meeting of shareholders. Nine of the eleven directors in office at the time of the 2009 annual meeting of shareholders attended that meeting.

Audit Committee Report

        The Audit Committee has been appointed to assist the Board of Directors in fulfilling the Board's oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls established by management and the Board and the independence and performance of the Company's audit process.

        The Audit Committee has:

        (1)   reviewed and discussed with management the audited financial statements included in the Company's Annual Report on Form 10-K;

        (2)   discussed with Stegman & Company, the Company's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

        (3)   has received the written disclosures and letter from Stegman & Company as required by the applicable rules of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with Stegman & Company its independence, and has received confirmation from Stegman & Company that they are independent of the Company in compliance with Public Company Accounting Oversight Board Rule 3520.

        Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009. The Audit Committee has also considered whether the amount and nature of non-audit services provided by Stegman & Company is compatible with the auditor's independence.

Members of the Audit Committee
George E. Dredden, Jr.	William S. Fout, Sr.
William J. Kissner (Chairman)	Farhad Memarsadeghi

 EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLES

        The following table sets forth a comprehensive overview of the compensation for Mr. Lapera, the President and Chief Executive Officer of the Company, and Mr. Talley, the Executive Vice President and Chief Financial Officer of the Company, the only executive officers who received total salary and bonuses of $100,000 or more during the fiscal year ended December 31, 2009, referred to as our "named executive officers."

Summary Compensation Table

	Annual Compensation
				All Other Compensation($)
Name and Principal Position	Year	Salary	Bonus(1)			Total
Martin S. Lapera, Director,	2009	$208,531	$—	$15,679	(2)	$224,210
President and Chief Executive	2008	$206,077	$—	$22,186	(3)	$228,189
Officer of the Company and the Bank
William R. Talley, Jr.,	2009	$165,550	$—	$9,336	(4)	$174,886
Executive Vice President and Chief Financial	2008	$164,243	$—	$13,864	(5)	$178,093
Officer of the Company and the Bank

(1)
Amounts shown as bonus compensation accrue in the year indicated and are paid in the following year.

(2)
Includes $2,272 401(k) matching contributions, $10,000 car allowance and $3,407 insurance premiums.

(3)
Includes $8,779 401(k) matching contributions, $10,000 car allowance and $3,407 insurance premiums.

(4)
Includes $1,809 401(k) matching contribution, $5,000 car allowance, and $2,527 insurance premiums.

(5)
Includes $6,336 401(k) matching contributions, $5,000 car allowance and $2,527 insurance premiums.

        During 2009, the Company did not grant any stock options or other equity based compensation awards to the named executive officers. The Company does not maintain any non-equity incentive plans or compensation programs (other than discretionary bonuses), and does not maintain any defined benefit retirement plans. While the Company maintains a deferred compensation plan under which named executive officers may defer receipt of compensation, no amounts have been deferred under the plan by any named executive officer, and as such, no executive officer received any income on any deferred compensation during 2009.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Martin S. Lapera	21,920	(1)	—	—	$10.00	10/18/2011
William R. Talley, Jr.	16,920	(1)	—	—	$10.00	10/18/2011

(1)
Vested 30% in 2001, 30% in 2002 and 40% in 2003.

        The Company's Stock Option Plan does not provide for the grant of any equity based awards other than stock options. There were no options exercised by any of the name executive officers in 2009. There were no options vested during 2009.

        Base Salary.    Changes for base compensation for 2009 were effective October 1, 2009. Mr. Lapera's salary was increased by 2.0%, or $4,224 to $211,724. Mr. Talley's salary was increased by 2.0%, or $3,244 to $168,744.

        Bonuses.    Bonuses are discretionary and are generally granted to named executive officers based on the extent to which the Bank achieves annual performance objectives as established by the Board of Directors. Bank performance objectives include net income and return on equity goals. Bonuses are accrued throughout the year and are generally paid before the end of January in the subsequent year.

        In 2009, there were no bonuses paid to the Company's named executive officers.

        Stock Options.    The Company believes that the granting of options, the only form of equity based award permitted under the 2001 Stock Option Plan, is the most appropriate form of long-term compensation to executive officers, since it believes that equity interests in the Company held by executive officers aligns the interests of shareholders and management. This approach is designed to provide incentives for the creation of shareholder value over the long term since the full benefit of this component of the compensation package cannot be realized unless stock price appreciation occurs over a number of years. Stock option grants are discretionary and are limited by the terms and conditions of the Company's 2001 Stock Option Plan. There were no options granted in 2009 to either Mr. Lapera or Mr. Talley. The Company has not awarded any options to the named executive officers since 2001, when the 2001 Stock Option Plan was approved. The decision not to award options has primarily related to the thin liquidity of the Company's stock, which limit the value of the incentive represented by option awards, while incurring significant compensation accounting expense.

        All Other Compensation.    All other compensation for the named executive officers includes 401(k) matching contributions, car allowances and insurance premiums. The 401(k) matching contributions for all eligible employees of the Company in 2008 and 2009 was 100% of the first 4% of compensation. However, the matching contribution for all employees was suspended as of April 1, 2009 for the remainder of the year. It was reinstituted on January 1, 2010. The car allowance has been based on amounts paid by other companies for this benefit. The insurance premiums are for short-term disability, long-term disability and supplemental life insurance. These amounts for Mr. Lapera during 2009 are as follows: $2,272 401(k) matching contributions, $10,000 car allowance and $3,407 insurance premiums. These amounts for Mr. Talley during 2009 are as follows: $1,809 401(k) matching contributions, $5,000 car allowance and $2,527 insurance premiums.

Employment Agreements and Benefit Plans

        Employment Agreements.    Mr. Lapera has an employment agreement with the Company pursuant to which he serves as President and Chief Executive Officer of the Company. Mr. Lapera's agreement, as amended, runs until October 1, 2013. Under his agreement, Mr. Lapera is entitled to an annual base salary of $211,724 for 2010. He is also entitled to $800,000 of Company paid life insurance (at standard rates), and participation in all other health, welfare, benefit, stock option and bonus plans, if any, generally available to officers or employees of the Company.

        Mr. Talley has an employment agreement with the Company pursuant to which he serves as Executive Vice President and Chief Financial Officer of the Company. Mr. Talley's agreement, as amended, runs until October 1, 2013. Under his agreement, Mr. Talley is entitled to an annual base salary of $168,744 for 2010. He is also entitled to $600,000 of Company paid life insurance (at standard rates), and participation in all other health, welfare, benefit, stock option and bonus plans, if any, generally available to officers or employees of the Company.

        If either Mr. Lapera's or Mr. Talley's employment is terminated without cause for reasons other than death, disability or in connection with a change in control (as defined), they would be entitled to receive continued payment of base salary through the end of the term of their agreements, and continued car allowance, life insurance and health and disability insurance benefits for the remainder of the term, subject to their compliance with certain non-compete provisions of the employment agreements. If their employment were terminated under such circumstances as of December 31, 2009, their continued payments would be based on their current salaries of $211,724 and $168,744 for Mr. Lapera and Mr. Talley, respectively, and they would receive approximately $876,465 and $696,540, respectively. Under the non-compete provisions of the their agreements, following such a termination, Mr. Lapera and Mr. Talley have agreed that for 180 days after their last day of employment they will not, directly or indirectly, in any capacity render any services to a bank or savings and loan or a holding company of a bank or savings and loan with respect to any office, branch or other facility located within a thirty-five (35) mile radius of the Bank's headquarters, and will not induce or attempt to induce any person that has a business relationship with the Bank or any of its subsidiaries and affiliates to discontinue, terminate or reduce the extent of their relationship with the Bank or to take any action that would disrupt or otherwise be disadvantageous to any such relationship.

        In the event of termination of their employment, or material reduction in their compensation or position or responsibilities within 120 days after a change in control, or the voluntary termination of employment within the 30 day period following such 120 day period after a change in control, Mr. Lapera and Mr. Talley would be entitled to receive lump sum payments equal to 2.99 times their base salaries, plus health insurance premiums for a twenty-four month period following termination, subject to adjustment to avoid adverse tax consequences resulting from characterization of such amount for tax purposes as a "parachute payment." If Mr. Lapera and Mr. Talley were entitled to receive such payments as of December 31, 2009, Mr. Lapera would receive a lump sum payment of approximately $625,372, and Mr. Talley would be entitled to receive a lump sum payment of approximately $496,847.

        Employee Benefit Plans.    The Company provides a benefit program, which includes health and dental insurance, life and long term and short-term disability insurance, a 401(k) plan for substantially all full time employees, and an Executive and Director Deferred Compensation Plan. The Company also has adopted the 2001 Stock Option Plan.

        401(k) Profit Sharing Plan.    The Company has a Section 401(k) profit sharing plan (the "401(k) Plan") covering employees meeting certain eligibility requirements as to minimum age and years of service. Employees may make voluntary contributions to the 401(k) Plan through payroll deductions on a pre-tax basis. The Company may make discretionary contributions to the 401(k) Plan based on the Company's earnings. The Company's contributions are subject to a vesting schedule (20 percent per year) requiring the completion of five years of service with the Company, before these benefits are fully vested. A participant's account under the 401(k) Plan, together with investment earnings thereon, is normally distributable following retirement, death, disability or other termination of employment, in a single lump-sum payment. The Company made $30,000 in contributions to the 401(k) Plan in 2009. The matching contribution for all employees was suspended as of April 1, 2009 for the remainder of the year. It was reinstituted on January 1, 2010.

        Deferred Compensation Plan.    On January 28, 2002, the Board of Directors of the Bank approved the Frederick County Bank Executive and Director Deferred Compensation Plan (the "Plan"). The Plan was effective January 1, 2002 for certain executive employees and directors of the Bank. The purpose of the Plan is to (1) allow participants an opportunity to elect to defer the receipt of compensation ("Participant Compensation Deferral"), and (2) provide a vehicle for the Bank to credit amounts on a tax deferred basis for employee participants ("Employer Contribution Credit"). Compensation eligible for deferral include base salary, bonuses and director fees. Employer Contribution Credits are subject to various vesting restrictions and are available solely to Plan participants who are employees of the Bank. The Plan is intended to be a "top hat" plan under various provisions of the Employee Retirement Income Security Act of 1974, as amended.

        Each Plan participant's account will be adjusted for credited interest or increases or decreases in the realizable net asset value, as applicable, of the designated deemed Plan investments. Benefit payments under the Plan, which in the aggregate equal the participant's vested account balance, will be paid in a lump sum or in five or ten substantially equal, annual installments, commencing on the date or dates selected by the Plan's participants. There were no amounts deferred by any director or named executive officer, or any Employer Contribution Credits awarded in 2009.

        Stock Option Plan.    The Company maintains a stock option plan, adopted by shareholders at the 2002 annual meeting, to attract, retain, and motivate key officers and directors of the Company by providing them with a stake in the success of the Company as measured by the value of its shares.

        The 2001 Stock Option Plan (the "Option Plan") is administered by a committee (the "Committee"), appointed by the Board of Directors, consisting of not less than three (3) members of the Board who are not employees. The Corporate Governance and Compensation Committee performs the functions of the Committee under the Option Plan. In the absence at any time of a duly appointed Committee, the Option Plan will be administered by the full Board of Directors.

        The purpose of the Option Plan is to advance the interests of the Company by providing directors and selected key employees of the Company with the opportunity to acquire shares of common stock. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to directors and key employees of the Company and any affiliate to promote the success of the business as measured by the value of its shares, and to increase the commonality of interests among directors, key employees and other shareholders.

        Under the Option Plan, 260,000 shares of common stock may be issued upon the exercise of "Options" granted under the Option Plan. As of December 31, 2009, the Company had Options for the purchase of 129,810 shares of common stock issued and outstanding under the Option Plan. As of the date hereof, options to acquire 123,540 shares of common stock remain available for issuance pursuant to the Option Plan.

        Under the Option Plan, the Committee may grant incentive stock options ("ISOs") or non-incentive stock options ("Non-ISOs") to such key employees as the Committee may designate, and may grant Non-ISOs to directors of the Company. ISOs and Non-ISOs are collectively referred to as "Options." In the event of any merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares or similar event in which the number or kind of shares is changed without receipt or payment of consideration by the Company, the Committee will adjust both the number and kind of shares of stock as to which Options may be awarded under the Option Plan, the affected terms of all outstanding Options, and the aggregate number of shares of common stock remaining available for grant under the Option Plan. If any Option expires, becomes unexercisable or is forfeited for any reason without having been exercised or becoming vested in full, the shares of common stock subject to such Options will be available for the grant of additional Options unless the Option Plan has expired or otherwise been terminated.

        The exercise price of Options may not be less than 100% of the fair market value of the common stock on the date of grant. In the case of an optionee who owns more than 10% of the outstanding common stock on the date of grant, the option price may not be less than 110% of fair market value of the shares. As required by federal tax laws, to the extent that the aggregate fair market value (determined when an ISO is granted) of the common stock with respect to which ISOs are exercisable by an optionee for the first time during any calendar year (under all plans of the Company) exceeds $100,000, the Options will be treated as Non-ISOs, and not as ISOs. A Participant may, under the Option Plan, receive additional options notwithstanding the earlier grant of options and regardless of their having been exercised, expired, or surrendered.

        The Option Plan has a term of 10 years from October 18, 2001, its effective date, after which date no Options may be granted. The maximum term for an Option is 10 years from its date of grant, except that the maximum term of an ISO may not exceed five years if the optionee owns more than 10% of the common stock on the date of grant.

Directors' Compensation

        During 2009, the non-employee directors of the Bank received a fee of $400 for each monthly Board of Directors meeting and a fee of $100 for each committee meeting. The directors did not receive any compensation for the Company's Board of Directors meetings. Directors may elect to defer receipt of director fees and bonus under the Frederick County Bank Executive and Director Deferral Compensation Plan, discussed above. To date, no director has deferred any amount.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation	Total ($)
Emil D. Bennett	$5,700	$—	$5,700
John N. Burdette	$5,800	$—	$5,800
J. Denham Crum	$5,400	$—	$5,400
George D. Dredden, Jr.	$4,100	$—	$4,100
William S. Fout	$5,100	$—	$5,100
Helen G. Hahn	$5,800	$—	$5,800
William J. Kissner	$4,800	$—	$4,800
Kenneth G. McCombs	$5,300	$—	$5,300
Farhad Memarsadeghi	$5,800	$—	$5,800
Raymond Raedy	$6,000	$—	$6,000

        The fees paid for director board meetings and committee meetings are based on comparable amounts paid by other financial institutions in the Company's geographic market area. Bonuses, if any, are discretionary, and are based on the extent to which the Bank achieves annual performance objectives including net income and return on equity goals. The bonus pool is determined in the same manner as the employee plan and is distributed based on the percentage of board meetings attended by each director as compared to the total number of board meetings for the entire board of directors as a group. In 2009, no bonuses were paid to the Company's directors.

TRANSACTIONS WITH RELATED PARTIES

        During the past two fiscal years, the Company has had, and the Company expects to have in the future, banking transactions in the ordinary course of business with its directors and officers, and other related parties. These transactions have been made on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the same time for comparable transactions with unrelated parties. The extensions of credit to these persons did not have and do not currently involve more than the normal risk of collectability or present other unfavorable features. At December 31, 2009 and 2008, loans to directors and officers and their related parties, including loans guaranteed by such persons, aggregated $3.40 million and $1.92 million, respectively, which represented approximately 15.63% and 9.33% of shareholders' equity, respectively. None of these loans or other extensions of credit are disclosed as nonaccrual, past due, restructured or potential problem loans.

        The Company entered into a lease in July 2003 for approximately 3,800 square feet of office space owned by a limited liability company of which Messrs. Burdette, Lapera and Raedy are members. The lease term commenced on July 10, 2003 and will expire on July 10, 2011. Under this lease, monthly payments for the period July 10, 2009 to July 9, 2010 are $4,978. Subsequent twelve-month periods are subject to a five percent increase. The lease payments for this lease were $58,315 in 2009 and $55,538 in 2008. The Company entered into a second lease in February 2005 for approximately 2,418 square feet of office space with the same limited liability company. The lease term commenced on February 1, 2005 and will expire on January 31, 2015. Under this lease, the monthly payments for the period February 1, 2009 to January 31, 2010 are $3,138. Subsequent twelve-month periods are subject to a three percent increase. The lease payments for this lease were $37,560 in 2009 and $36,466 in 2008. The Company also entered into a third lease in August 2008 for approximately 2,972 square feet of office space with the same limited liability company. The lease term commenced on August 1, 2008 and will expire on July 31, 2013. The monthly payments on this lease are $3,839 through July 2010, with subsequent twelve-month periods subject to a three percent increase. The lease payments for this lease were $46,066 in 2009, while no lease payments were required to be made in 2008. The Company believes that each of these leases is on terms which are at least as favorable to the Company as could be obtained in a transaction with an unaffiliated third party.

        Under the Company's Corporate Governance policy, the Corporate Governance and Compensation Committee is required to review all related party transactions, excluding insider loans, which are approved by the full Board of Directors, with any interested director not participating in the approval process, for potential conflicts of interest. All related party transactions relationships must be on terms not less favorable than what would be usual and customary in similar transactions between unrelated persons dealing at arms' length. To the extent such transactions are ongoing business relationships with the Company, such transactions are reviewed annually. Related party transactions are those involving the Company and the Bank which are required to be disclosed pursuant to SEC Regulation S-K, Item 404.

        The Company maintains written policies and procedures to strictly control all loans to insiders in accordance with Federal law (Regulation O). Insiders include any executive officer, director, or principal stockholder and entities which such persons control. All loans and commitments to make loans to such persons by the Bank were made in the normal course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than a normal risk of collectability or present other unfavorable features.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission, and to provide the Company with copies of all Forms 3, 4, and 5 they file.

        Based solely upon the Company's review of the copies of the forms which it has received, and written representations from the Company's directors and executive officers, the Company is not aware of any failure of any such person to comply with the requirements of Section 16(a), except that Messrs. McCombs and Raedy each had one Form 4, reporting one transaction, that was not filed in a timely manner.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has recommended, and the Board of Directors has selected, Stegman & Company as the independent registered public accounting firm to audit the financial statements of the Company for the current fiscal year. Stegman & Company audited the Company's financial statements for 2009, and the Company has been advised by Stegman & Company that neither that firm nor any of its associates has any relationship with the Company, other than the usual relationship that exists between independent public accountants and clients. Representatives of Stegman & Company, are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions. Services provided to the Company and its subsidiaries by Stegman & Company in 2009 are described under "Fees of Independent Registered Public Accounting Firm" below. Additional information regarding the Audit Committee is provided in the Report of the Audit Committee.

        The Board of Directors recommends that shareholders vote FOR the ratification of Stegman & Company as the Company's independent registered public accounting firm. The affirmative vote of a majority of votes validly cast on the proposal is required to approve the ratification of the appointment of the independent registered public accounting firm.

        Fees of Independent Registered Public Accounting Firm.    The following table presents fees for professional services rendered by Stegman & Company for the audit of Frederick County Bancorp, Inc.'s annual consolidated financial statements for the years ended December 31, 2009 and 2008 and fees billed for other services rendered by Stegman & Company. Except as set forth below,

Stegman & Company did not bill the Company for any other product or services during the years presented.

	2009	2008
Audit Fees(1)	$65,926	$63,112
Audit-Related Fees(2)	—	—
Tax Services(3)	5,200	5,375

(1)
Audit fees consist of fees for professional services rendered for the audit of Frederick County Bancorp, Inc.'s consolidated financial statements and review of consolidated financial statements included in Frederick County Bancorp, Inc.'s quarterly reports and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees are fees for professional services rendered for technical accounting consulting and research.

(3)
Tax services fees consist of compliance fees for the preparation of federal and state tax returns.

        None of the engagements of Stegman & Company to provide services other than audit services was made pursuant to the "de minimus" exception to the pre-approval requirement contained in the rules of the Securities and Exchange Commission and the Company's audit committee charter.

COSTS OF SOLICITATION

        The cost of the proxy solicitation is being borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone, by officers, regular employees or directors of the Company, who will not be compensated for any such services.

        Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of common stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material.

FORM 10-K ANNUAL REPORT

        The Company will provide to any shareholder solicited hereby, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission, upon written request. Requests should be directed to William R. Talley, Jr., Executive Vice President and Chief Financial Officer, Frederick County Bancorp, Inc., P.O. Box 1100, Frederick, Maryland 21702-0100.

 SHAREHOLDER PROPOSALS

        All shareholder proposals intended to be presented at the 2011 Annual Meeting of Shareholders must be received by the Company at the Company's principal office in writing not later than November 5, 2010 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. The Company must receive written notice of any shareholder proposal or nomination to be acted upon at the next annual meeting, for which inclusion in the Company's proxy materials is not sought, not less than 30 days or more than 60 days prior to the 2011 Annual Meeting of Shareholders, which will be held on or about April 12, 2011.

 OTHER BUSINESS

        The Board of Directors knows of no matters to be presented for action at the meeting other than those mentioned above. However, if any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote on such other matters in accordance with their best judgment.

By Order of the Board of Directors
FREDERICK COUNTY BANCORP, INC.

March 5, 2010	Raymond Raedy, Secretary

Attachment A

AUDIT COMMITTEE CHARTER

I.     PURPOSE

        The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and information provided to shareholders and regulatory agencies; the systems of internal controls regarding accounting, legal and compliance that management and the Board have established; and the corporation's audit processes in general. The Audit Committee's primary duties and responsibilities are to:

  •
  Serve as an independent and objective party to monitor the corporate financial reporting process and internal control system.

  •
  Review and evaluate the audit efforts of the independent accountants.

  •
  Provide an open avenue of communication between the independent accountants, senior management, and the Board of Directors.

        In accordance with Maryland Financial Institutions Annotated Code Section 1-205, the Board of Directors has designated the Audit Committee as a compliance review committee. Under this law, "any documents prepared for or created by compliance review committees are confidential and not discoverable or admissible in any civil action arising out of matters evaluated by the Audit Committee".

        While the Audit Committee has the review, oversight, and reporting responsibilities set forth in this charter, it does not have responsibility for planning or conducting audits or for determining that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Those are responsibilities of management and the independent accountants, rather than the Audit Committee. The Audit Committee also is not responsible for ensuring compliance with laws or regulations, or for resolving disagreements, if any, between management and the independent accountants.

II.    MEMBERSHIP

        The Audit Committee shall consist of three or more non-executive (outside) directors, determined to be independent by the Board, and appointed by the Board on an annual basis. Each of the directors appointed shall be independent and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. In determining the independence of members of the Audit Committee, the Board shall consider, at a minimum, the then current standards of independence established by The NASDAQ Stock Market and the Federal Deposit Insurance Corporation. All members shall be independent directors within the meaning of NASDAQ Rule 5605(a)(2), and a majority shall be independent for purposes of audit committee service within the meaning of NASDAQ Rule 5605(c)(2)(A). All Audit Committee members shall have (1) the ability to read and understand fundamental financial statements, including a Company's balance sheet, income statement, cash flow statement, and key performance indicators: (2) the ability to understand key business and financial risks, related controls and control processes. At least one member of the Audit Committee shall have accounting or related financial management expertise. The Audit Committee members shall appoint the Committee chairperson.

III.  MEETINGS

        The Audit Committee shall meet at least quarterly, or more frequently as it deems necessary or as the Board may direct. In conjunction with its scheduled meetings, the Audit Committee will meet with the independent accountants and management on a quarterly basis to review corporate financial statements. The Audit Committee will take such action to protect the confidential nature of all matters discussed. The Audit Committee may ask members of management or others to attend meetings to provide pertinent information as deemed necessary. The engaged independent accountants may also have a representative in attendance at all meetings to foster open communication and enhance the annual audit. The Audit Committee is advised by the independent auditors and the Company's outside counsel, and also may, but is not required to, engage separate counsel or other advisors to the Audit Committee. The Audit Committee may rely on these advisors regarding the application, contents, and meaning of auditing and accounting standards, laws, and regulations. The Audit Committee may rely on the independent auditors to identify the matters required to be discussed and disclosed by the independent auditors.

IV.    RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties, the Audit Committee shall:

  1.
  Provide an open avenue of communication between the independent accountant and the board of directors.

  2.
  Review and update the Audit Committee charter annually.

  3.
  Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, including recommending to the Board of Directors whether the engagement of the independent accountants should be continued or terminated, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Audit Committee should receive from the independent accountants the written disclosures and letter required to be provided, review, and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence.

  4.
  Inquire of management and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

        5.     Consider and review with the independent accountant:

    a.
    The adequacy of the Company's internal controls including computerized information system controls and security.

    b.
    Any significant findings and recommendations of the independent accountant together with management's responses thereto.

    c.
    Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

          d.     Any changes required in the planned scope of their audit plan.

        6.     Consider and review with management and the director of internal audit:

          a.     Significant findings during the year and management's responses thereto.

    b.
    Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

          c.     Any changes required in the planned scope of their audit plan.

          d.     The internal audit department budget and staffing.

  7.
  Consider and review with management and the independent auditors the scope of services required by the audit, major risk factors, significant accounting policies, audit conclusions regarding significant accounting estimates, and the compliance of the audit with the audit procedures required by Section 10A of the Securities Exchange Act of 1934 relating to detection of illegal acts, identification of related party transactions, and evaluation of the Company as a going concern.

  8.
  The Committee will oversee the compliance with lead (or coordinating) and review partner and other rotation requirements by the independent auditor.

  9.
  The Committee shall not approve any non-audit service engagement where the provision of such service by the independent accountants is prohibited by applicable law, the regulations of the Securities Exchange Commission, or the listing standards of any market or exchange upon which the Company's securities are listed or eligible for trading, and the independent auditor shall not provide any such prohibited service.

  10.
  The Committee shall pre-approve any permitted non-audit services. Notwithstanding the foregoing, pre-approval is not required with respect to the provision of non-audit services if:

  a.
  the aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its independent auditors during the fiscal year in which the non-audit services are provided;

  b.
  such services were not recognized by the Company at the time of the engagement to be non-audit services; and

  c.
  the non-audit services are promptly brought to the attention of the Committee and approved by the Committee, or by one or more members of the Committee to whom authority to grant such approval has been delegated, prior to the completion of the audit.

    The Committee may delegate the authority to grant such pre-approvals to one or more Committee members designated by the Committee, provided that any matters so pre-approved shall be presented to the full Committee at its next regular meeting.

  11.
  Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by the internal auditor or independent accountant.

  12.
  Review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

  13.
  Review with management and the independent accountant at the completion of the annual examination:

          a.     The Company's annual financial statements and related footnotes.

          b.     The independent accountant's audit of the financial statements and their report thereon.

          c.     Any significant changes required in the independent accountant's audit plan.

    d.
    Any serious difficulties or disputes with management encountered during the course of the audit.

    e.
    Other matters related to the conduct of the audit, which are to be communicated to the Audit Committee under generally accepted auditing standards.

  14.
  Review filings with the SEC and other published documents containing the Company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements. Review with financial management and the independent accountants the 10-Q prior to its filing or release of earnings.

  15.
  Prepare a report for inclusion in the proxy statement that describes the Audit Committee's composition and responsibilities, and how they were discharged, including a statement regarding their review and discussion of the annual financial statements, review of the independence of the independent accountants, and discussions with the independent accountants, and a statement that based on the foregoing, the Audit Committee recommended that the annual financial statements be included in the Company's annual report on Form 10-K.

  16.
  Report Audit Committee actions to the Board of Directors with such recommendations, as the Audit Committee may deem appropriate. Detailed minutes of each Audit Committee meeting will be provided to the Board of Directors for review, discussion, and approval.

  17.
  The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Audit Committee shall have access to all Company records and personnel in performing their responsibilities.

  18.
  The Committee will put in place a procedure to provide for the confidential and/or anonymous submission of concerns about the Bank's accounting, internal accounting controls, or auditing matters by employees.

  19.
  The Audit Committee will perform such other functions as assigned by law, regulation, the listing standards of any market or exchange upon which the Company's securities are listed or eligible for trading, the Company's charter or bylaws, or the Board of Directors.

REVOCABLE PROXY

FREDERICK COUNTY BANCORP, INC.

☒  PLEASE MARK VOTES AS IN THIS EXAMPLE

The undersigned hereby makes, constitutes and appoints William R. Talley, Jr. and Jay M. House, and each of them (with the power of substitution), proxies for the undersigned to represent and to vote, as designated below, all shares of common stock of Frederick County Bancorp, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Company’s Annual Meeting of Shareholders to be held on April 13, 2010 and at any adjournment or postponement thereof.

☐                FOR all nominees listed below (except as noted to the contrary below)

☐                WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees:            Emil D. Bennett, John N. Burdette, John Denham Crum, George E. Dredden, Jr., William S. Fout, Helen G. Hahn, William J. Kissner, Martin S. Lapera, Kenneth G. McCombs, Farhad Memarsadeghi, Raymond Raedy.

(Instructions:  To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this proxy will be voted FOR all of the nominees listed above.  In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter which may properly come before the meeting or any adjournment or postponement of the meeting.

☐    FOR the ratification of Stegman & Company as the independent public accounting firm to perform the audit of the Company’s 2010 Consolidated Financial Statements

☐    WITHHOLD AUTHORITY for the ratification of Stegman & Company as the independent public accounting firm to perform the audit of the Company’s 2010 Consolidated Financial Statements

As a result of changes in the rules of the New York Stock Exchange applicable to its member brokerage firms, we expect that brokers will not vote shares on the election of directors unless they receive instructions from the beneficial owners of the shares they hold.  If you hold your shares through a bank or broker, it is extremely important that you instruct your record holder how to vote your shares.

Important:  Please date and sign your name as addressed, and return this proxy in the enclosed envelope.  When signing as executor, administrator, trustee, guardian, etc., please give full title as such.  If the stockholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.

☐ Please check box if you plan to attend the Annual Meeting.

Please be sure to sign and date this Proxy in the box below.		Date

Stockholder sign above	(Co-holder, if any, sign above)

Detach above card, sign, date and mail in postage paid envelope provided.

FREDERICK COUNTY BANCORP, INC.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

Proxy Materials are available online at: http://www.cfpproxy.com/5525

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To be held April 13, 2010
VOTING RIGHTS AND PROXIES
VOTING SECURITIES AND PRINCIPAL HOLDERS
PROPOSAL 1—ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
Summary Compensation Table
Outstanding Equity Awards at Fiscal Year-End
TRANSACTIONS WITH RELATED PARTIES
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM
COSTS OF SOLICITATION
FORM 10-K ANNUAL REPORT
SHAREHOLDER PROPOSALS
OTHER BUSINESS
AUDIT COMMITTEE CHARTER